UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2015, National Rural Utilities Cooperative Finance Corporation (the “Company”) amended and restated its $1,665 million three-year and $1,645 million five-year revolving credit agreements to extend the maturity dates to November 19, 2018 and November 19, 2020, respectively, from October 28, 2017 and October 28, 2019, respectively. Commitments of $25 million under the three-year agreement will expire at the prior maturity date of October 28, 2017. Commitments of $45 million under the five-year agreement will expire at the prior maturity date of October 28, 2019. In connection with the amendment and restatement of the revolving credit agreements, commitments from the existing banks increased by $45 million. As of the closing date, the total amount available under the two facilities was $3,309 million. All of the foregoing amounts exclude the commitments of National Cooperative Services Corporation, a consolidated entity of the Company.

The foregoing summary is qualified in its entirety by reference to the full text of the amended and restated revolving credit agreements, which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  November 25, 2015